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                                                                   EXHIBIT 99.3

                      DEVON FINANCING CORPORATION, U.L.C.

                               -----------------

                         NOTICE OF GUARANTEED DELIVERY

                      Unregistered 6.875% Notes due 2011
($1,750,000,000 aggregate principal amount outstanding issued October 3, 2001)

                                      and

                    Unregistered 7.875% Debentures due 2031
($1,250,000,000 aggregate principal amount outstanding issued October 3, 2001)

                               -----------------

                    Fully and unconditionally guaranteed by
                           Devon Energy Corporation

                               -----------------

   As set forth in the Prospectus dated February   , 2002 (the "Prospectus") of
Devon Financing Corporation, U.L.C. (the "Company") and Devon Energy Corporation and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange up to $1,750,000,000 aggregate principal amount of 6.875% Notes due 2011 and $1,250,000,000 aggregate principal amount of 7.875% Debentures due 2031 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "exchange securities") for the outstanding unregistered $1,750,000,000 aggregate principal amount of 6.875% Notes due 2011 and $1,250,000,000 aggregate principal amount of 7.875% Debentures due 2031 (collectively, the "unregistered securities"), respectively, if (i) certificates representing the unregistered securities to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such unregistered securities or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 12, 2002 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY THE COMPANY. TENDERS OF UNREGISTERED SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                    To: JPMORGAN CHASE BANK, Exchange Agent

    By Hand or Overnight Courier:            By Hand or Overnight Courier:
      55 Water Street, Room 234               2001 Bryan Street, 9th Floor
          New York, NY 10042          or          Dallas, Texas 75201
     By Facsimile: (212) 638-7380             By Facsimile: (214) 468-6552
 Confirm By Telephone: (212) 638-0459     Confirm By Telephone: (713) 216-5087

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   Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agents as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the Holder. Instead of delivery by mail, we recommend the use of an overnight or hand delivery service. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

   This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of unregistered securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

   The undersigned understands that tenders of unregistered securities will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered securities pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of unregistered securities may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

   All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Notice of Guaranteed Delivery shall be binding upon the undersign's heirs, personal representatives, successors and assigns.

                           PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s): ____________________________________________
                            (Please Print or Type)

Principal Amount of Unregistered 6.875% Notes due Certificate No(s). (if available):
2011 Tendered:*
$
_________________________________________________ __________________________________
$
_________________________________________________ __________________________________
$
_________________________________________________ __________________________________
Principal Amount of Unregistered 7.875%           Certificate No(s). (if available):
Debentures due 2031 Tendered:*
$
_________________________________________________ __________________________________
$
_________________________________________________ __________________________________
$
_________________________________________________ __________________________________

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

If unregistered securities will be delivered by book-entry transfer at The Depository Trust Company, Euroclear or Clearstream, insert Account No.: _____

       Area Code and Telephone No.: _______________________________
       Signature(s) of Registered Owner(s) or Authorized Signatory: Date:
       ____________________________________________________________ _____
       ____________________________________________________________ _____

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   This Notice of Guaranteed Delivery must be signed by the registered holder(s) of unregistered securities exactly as its (their) name(s) appear on certificates for unregistered securities or on a security position listing as the owner of unregistered securities, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

                              Name(s):        _
                                              _
                              Title/Capacity: _
                              Address(es):    _
                                              _

   Do not send unregistered securities with this form. Unregistered securities should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

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                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of unregistered securities on whose behalf this tender is being made "own(s)" the unregistered securities covered hereby within the meaning of Rule 13d-3 under the Exchange Act and (b) guarantees that, within three (3) business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the unregistered securities covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such unregistered securities into the Exchange Agent's account at The Depository Trust Company, Euroclear or Clearstream, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

   The undersigned acknowledges that it must deliver the Letter of Transmittal and unregistered securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

               Name of Firm:                Authorized Signature:
               ____________________________
                                            Name:
                                            Title:
               Address:
               ____________________________ .....................
               ____________________________ .....................
               Area Code and Telephone No.:
               ____________________________ .....................


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